Registration Nos. 333-80377 and 333-80377-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUQUESNE LIGHT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	25-1598483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

411 Seventh Avenue

Pittsburgh, PA 15219

(412) 393-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DQE CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	25-1837152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

411 Seventh Avenue

Pittsburgh, PA 15219

(412) 393-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Morgan K. O’Brien

President and Chief Executive Officer

Duquesne Light Holdings, Inc.

411 Seventh Avenue

Pittsburgh, PA 15219

(412) 393-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

The Registration Statement on Form S-3 (Registration Nos. 333-80377 and 333-80377-1) (the “Registration Statement”) of Duquesne Light Holdings, Inc. (“Holdings”) and its wholly owned subsidiary DQE Capital Corporation (“DQE Capital”), pertaining to the registration of certain DQE Capital debt securities and Holdings guaranties of those debt securities, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on June 10, 1999.

Holdings, DQE Holdings LLC (“Parent”), and DQE Merger Sub Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of July 5, 2006, that provides for, among other things, the merger of Merger Sub with and into Holdings with Holdings surviving as a wholly owned subsidiary of Parent and the conversion of each outstanding share of Holdings Common Stock into the right to receive $20.00 to the holder in cash, without interest (subject to applicable withholding taxes) (the “Merger”). The Merger is expected to become effective May 31, 2007.

In connection with the Merger, Holdings and DQE Capital have terminated all offerings of DQE Capital debt securities and Holdings guaranties thereof pursuant to its existing registration statements, including the Registration Statement. Accordingly, DQE Capital hereby removes from registration all DQE Capital debt securities, and Holdings hereby removes from registration all Holdings guaranties of DQE Capital debt securities, registered under the Registration Statement which remain unsold as of the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 16.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of May, 2007.

DUQUESNE LIGHT HOLDINGS, INC.

By:	/s/ Morgan K. O’Brien
Morgan K. O’Brien
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Title	Date

/s/ Morgan K. O’Brien Morgan K. O’Brien	President, Chief Executive Officer and Director	May 30, 2007

/s/ Mark E. Kaplan Mark E. Kaplan	Senior Vice President and Chief Financial Officer	May 30, 2007

/s/ Susan S. Betta Susan S. Betta	Controller (Principal Accounting Officer)	May 30, 2007

* Pritam M. Advani	Director

* Doreen E. Boyce	Director

* Robert P. Bozzone	Director

* Charles C. Cohen	Director

* Sigo Falk	Director

* Joseph C. Guyaux	Director

* David M. Kelly	Director

* John D. Turner	Director

*/s/ Mark E. Kaplan	Attorney-in-Fact	May 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of May, 2007.

DQE CAPITAL CORPORATION

By:	/s/ William F. Fields
William F. Fields
President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Title	Date

/s/ William F. Fields William F. Fields	President (Principal Executive Officer) and Director	May 30, 2007

/s/ Richard J. Ciora Richard J. Ciora	Treasurer (Principal Financial Officer)	May 30, 2007

/s/ Susan S. Betta Susan S. Betta	Controller (Principal Accounting Officer)	May 30, 2007

/s/ Morgan K. O’Brien Morgan K. O’Brien	Director	May 30, 2007

/s/ Maureen L. Hogel Maureen L. Hogel	Director	May 30, 2007

/s/ Mark E. Kaplan Mark E. Kaplan	Director	May 30, 2007